SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

FORM OF

D.F. King & Co., Inc.

Telephone Script

Fidelity Investments

Introduction

Hello, my name is ___________, calling from D.F. King & Co., Inc. on behalf of Fidelity Investments may I speak with Mr./Ms. __________.

(Once Shareholder is on the line)

Mr./Ms. ___________, this conversation will be recorded. D.F. King & Co., Inc. has been retained by Fidelity Investments to help solicit and record shareholder votes with regards to the special shareholders’ meeting of [NAME OF TRUST: NAME OF FUND] scheduled for [shareholder meeting date]. Have you received the proxy statement regarding the meeting? [If the shareholder meeting has been adjourned: The original shareholder meeting scheduled for [original shareholder meeting date] has been adjourned until [adjourned shareholder meeting date] due to a lack of shareholder participation.]

IF NO – Then help the shareholder obtain the material he/she requires. If a NOBO, give him/her the 800# and have them call back when they receive. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IF YES - The fund’s Board of Trustees is asking you to consider [#] proposal[s] which they have studied carefully and they recommend that you vote in favor of proposal[s] [#] [and against proposal[s] [#]]. For your convenience you can cast your vote by mail, internet, or touch-tone telephone if you still have your paper proxy card. If you received your proxy material electronically you can vote via internet or touch-tone telephone as indicated in the email you received. I can also record your vote over the telephone. Would you like me to record your vote over the telephone right now?

IF YES - Do you have any questions before we proceed?

If shareholder asks how to vote via the internet, the website is located on the shareholder’s paper proxy card or in the email he/she received that contained the proxy material; the shareholder will need the control number from his/her proxy card or email in order to vote.

If shareholder asks how to vote via touch-tone telephone, the telephone number is located on the shareholder’s paper proxy card or in the email he/she received that contained the proxy material- he/she will need the control number from his/her proxy card or email in order to vote.

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections (including, with respect to any shareholder proposal, the “Statement of Opposition” that follows the proposal) or by referring to the Q&A that accompanied the proxy statement.

Here is how we will proceed. The call will be recorded. I will ask you for two pieces of information for verification: your name and your address. Finally, I will confirm that you have received the proxy materials and take your vote. You will be mailed a letter confirming your vote, which will tell you how to make any changes, if you wish to do so. Do you feel comfortable with this process?

IF NO – Do you have any questions that I may answer about this proxy for you?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections (including, with respect to any shareholder proposal, the “Statement of Opposition” that follows the proposal) or by referring to the Q&A that accompanied the proxy statement.

Your vote is very important. At your earliest convenience please vote your shares. If you received your proxy material in the mail you can vote by completing and mailing in the proxy card or by following the instructions on the card regarding how to vote by internet or touch-tone telephone. If you received your proxy material electronically the information you need to vote by internet or telephone can be found in the email you received.
The shareholder meeting cannot be held until enough shareholders have participated. Are you sure that you do not want to take advantage of voting your shares right now over the telephone?

IF YES - Are you ready?

Begin the Vote

First, I’ll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of Fidelity Investments. Today’s date is __________ and the time is __________.
May I please have your full name? [If shareholder is an entity: May I please have your title? Can you confirm that you are authorized to direct the voting of these [insert name of fund] shares?]
May I please have your address?

Have you received the proxy materials?

Actual Voting

The fund’s Board of Trustees is asking you to consider [#] proposal[s] which they have studied carefully. They recommend that you vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Would you like to vote as recommended by the Board?

If you are required to read the proposal individually, end each proposal by saying, “Your Board recommends that you vote [in favor / against] the proposal. How would you like to vote?” For most proposals, the valid responses are

F = For proposal.

A = Against proposal.

B = Abstain.

For Director/Trustee voting, the only valid responses are:

F = For at least one or more of the nominees.

W = Withhold authority for all nominees.

Closing

I have recorded your vote[s]. You have voted __________ [insert summary of proposal voting]. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it on to the fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

FORM OF

D.F. King & Co., Inc.

Telephone Script

for eDelivery Recipients

Fidelity Investments

Introduction

Hello, my name is ___________, calling from D.F. King & Co., Inc. on behalf of Fidelity Investments may I speak with Mr./Ms. __________.

(Once Shareholder is on the line)

Mr./Ms. ___________, this conversation will be recorded. D.F. King & Co., Inc. has been retained by Fidelity Investments to help solicit and record shareholder votes with regards to the special shareholders’ meeting of [NAME OF TRUST: NAME OF FUND] scheduled for [shareholder meeting date]. Have you received the email regarding the meeting? [If the shareholder meeting has been adjourned: The original shareholder meeting scheduled for [original shareholder meeting date] has been adjourned until [adjourned shareholder meeting date] due to a lack of shareholder participation.]

IF NO – Then help the shareholder obtain the material he/she requires. If a NOBO, give him/her the 800# and have them call back when they receive. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IF YES - The fund’s Board of Trustees is asking you to consider [#] proposal[s] which they have studied carefully and they recommend that you vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Since you received your proxy material electronically you can vote via internet or touch-tone telephone as indicated in the email you received. I can also record your vote over the telephone. Would you like me to record your vote over the telephone right now?

IF YES - Do you have any questions before we proceed?

If shareholder asks how to vote via the internet the website (or link to vote) is located in the email he/she received that contained the proxy material; the shareholder will need the control number from his/her email in order to vote.

If shareholder asks how to vote via touch-tone telephone, the telephone number is located in the email he/she received that contained the proxy material- he/she will need the control number from his/her email in order to vote.

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections (including, with respect to any shareholder proposal, the “Statement of Opposition” that follows the proposal) or by referring to the Q&A that accompanied the proxy statement.

Here is how we will proceed. The call will be recorded. I will ask you for two pieces of information for verification: your name and your address. Finally, I will confirm that you have received the proxy materials and take your vote. You will be mailed a letter confirming your vote, which will tell you how to make any changes, if you wish to do so. Do you feel comfortable with this process?

IF NO – Do you have any questions that I may answer about this proxy for you?

Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections (including, with respect to any shareholder proposal, the “Statement of Opposition” that follows the proposal) or by referring to the Q&A that accompanied the proxy statement.

Your vote is very important. At your earliest convenience please vote your shares. Since you received your proxy material electronically the information you need to vote by internet or telephone can be found in the email you received. The shareholder meeting cannot be held until enough shareholders have participated. Are you sure that you do not want to take advantage of voting your shares right now over the telephone?

IF YES - Are you ready?

Begin the Vote

First, I’ll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of Fidelity Investments. Today’s date is __________ and the time is __________.
May I please have your full name? [If shareholder is an entity: May I please have your title? Can you confirm that you are authorized to direct the voting of these [insert name of fund] shares?]
May I please have your address?

Have you received the proxy materials?

Actual Voting

The fund’s Board of Trustees is asking you to consider [#] proposal[s] which they have studied carefully. They recommend that you vote in favor of proposal[s] [#] [and against proposal[s] [#]]. Would you like to vote as recommended by the Board?

If you are required to read the proposal individually, end each proposal by saying, “Your Board recommends that you vote [in favor / against] the proposal. How would you like to vote?” For most proposals, the valid responses are

F = For proposal.

A = Against proposal.

B = Abstain.

For Director/Trustee voting, the only valid responses are:

F = For at least one or more of the nominees.

W = Withhold authority for all nominees.

Closing

I have recorded your vote[s]. You have voted __________ [insert summary of proposal voting]. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it on to the fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

Fidelity Investments

Answering Machine Message

Hello. This is ______________ calling from D.F. King & Co., Inc. regarding your investment in [fund name] and the special shareholder meeting scheduled for [shareholder meeting date]. Your vote is very important. At your earliest convenience please vote your shares. If you received your proxy material in the mail you can vote by completing and returning the proxy card or by following the instructions on the card regarding how to vote by internet or touch-tone telephone. If you have any questions, require assistance, or would like to vote over the phone, please call D.F. King, which is assisting the fund, at 1-800-848-3155.

Form of Vote Confirmation Letter

D.F. KING
An ASTOne Company
P.O. Box 1602, New York, NY 10269-0118

TELEPROXYt CONFIRMATION NOTICE

This notice is a confirmation of the proxy vote cast via the telephone for the mutual fund listed below.

[Shareholder name and address appears here (left)]

[Trust Name: Fund Name]

Special Meeting of Shareholders – [Shareholder Meeting Date]

Telephonic Voting Confirmation: You have received this document in order to confirm the telephonic voting instructions (“TeleProxyTM”) received and recorded by D.F. King, An ASTOne Company in conjunction with your investment in the mutual fund referenced above. By electing to vote over the phone, you have authorized D.F. King, An ASTOne Company Inc. to instruct the persons appointed as proxies to represent your shares at the shareholder meeting, or any adjournment thereof, in the manner set forth below. This notice is for your records.

PROPOSAL[S]

YOUR VOTE[S]

[Proposal Number] [Proposal Title]

[Vote]

[All Proposals being voted by the shareholder are listed]

[Vote appears here]

FOR INFORMATION PURPOSES ONLY - NO NEED TO RESPOND

Please review this document to ensure the accuracy of your telephonic voting instructions. As mentioned, this is for informational purposes only and should be kept for your records. If there should be any question about the execution of this proxy or the above-mentioned voting instructions, please contact D.F. King, An ASTOne Company at 1-800-848-3155 Monday through Friday between the hours of 10:00 am to 8:00 pm EST.

[Letter Code]

Employer: Please use this message with employees at your discretion. Choose the fund or class name and contact info that applies to your plan(s).

If you have investments in Fidelity’s Freedom Funds, one of the options in our workplace savings plan, you may have already received a proxy notification asking you to vote on a change to the fund. I encourage you to vote as soon as possible. Read on to learn more about what it is and how to vote.

What am I voting on?

While you can find full details in your proxy materials, one of the proposals is to approve a new pricing structure for (choose the one that applies) <Fidelity Freedom Funds> <Fidelity Advisor Freedom Funds> <Fidelity Freedom K® Funds> that would reduce the overall expenses you as shareholders pay, and provide less fluctuation in fund expenses.

Why do I need to vote?

In order to make changes to a fund, the proposed changes have to be approved by a majority of the shareholders. Every vote is important, no matter how many shares you own.

How do I vote my shares?

Voting is quick and easy. To cast your vote, simply complete the proxy card(s) enclosed in the package you will receive via email or postal mail.

•

SEND IT IN. Be sure to sign the card(s) before mailing them in the postage-paid envelope.

•

CALL. Simply call the toll-free number below, enter the control number found on the card(s), and follow the recorded or on-line instructions.

•

ONLINE. Visit the web site indicated on your proxy card(s) and follow the online instructions.

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity. Please see the contact information located in the table below for each fund and class, as applicable.

Contact Information for Fund and Class <delete rows that are not applicable>

Fund or Class	Contact Information
<Retail funds and/or classes	1-800-544-8544>
<Advisor	1-877-208-0098>
<Fidelity Freedom Index Funds: Institutional Premium Class and Fidelity Freedom K® Funds	1-800-835-5092>
<Fidelity Freedom Index Funds: Investor Class	1-800-835-5092>

Privacy  |  Terms of Use

© 2016 FMR LLC

All rights reserved.

771961.1.0

August 26, 2016

Q&A RE: FIDELITY FREEDOM FUNDS PROXY MAILING

AUG. 2016

Q1:

Why am I getting this proxy?

A:

As a shareholder of one or more of the Fidelity Freedom Funds, you have the opportunity to voice your opinion on the matters that affect your investments. Voting instructions and background information are included in the proxy materials you received.

Q2:

What am I being asked to vote on and when?

A:

You are being asked to vote on the following proposals, depending on the funds in which you invest:

1.

To elect a Board of Trustees.

2.

For shareholders of certain funds, to approve amendments to the funds’ management contracts.

3.

For shareholders of Fidelity Freedom Index 2030, the Investors Against Genocide shareholder proposal.

A final proxy statement was mailed to shareholders on August 29, 2016, in advance of a shareholder meeting that is currently scheduled for October 28, 2016. Shareholders should read the proxy materials when it available because it contains important information. The purpose of the meeting is to provide clients with the opportunity to vote on important proposals that affect the funds. Shareholders may vote in person at the meeting or as instructed in the proxy materials.

New Management Contracts

Q3:

What can you tell me about the proposed management contracts?

A:

The Board of Trustees for the Freedom Funds voted to approve changes to the funds’ management contracts. (This only includes the Freedom, Freedom K, and Advisor Freedom Funds. It does not include other asset allocation products, including the Freedom Index Funds, VIP Freedom Portfolios, or Fidelity Multi-Manager Target Date Funds.)

Q4:

How would the proposed management contract differ from each fund’s current management contract?

A:

Currently, shareholders of the Freedom Funds do not pay a management fee to Fidelity. Instead, most of the expenses of each fund are incurred indirectly through their investments in underlying Fidelity funds. Under the new structure, each Freedom Fund will charge shareholders for all of its operating expenses directly, and most expenses that are currently charged by the underlying funds will be eliminated.

Under the current structure, a Freedom Fund’s decision to allocate assets from one underlying fund to another can result in a change to total expenses for that Freedom Fund. For example, if, in response to market conditions, Fidelity allocates more of a Freedom Fund’s assets to underlying funds with higher total expenses, your overall expenses as a Freedom Fund shareholder would increase. Under the new structure, most expenses of the underlying funds are eliminated, so investment decisions would not be expected to impact the overall expenses that Freedom Fund shareholders pay.

Q5:

Why are you proposing a new management contract? How is it designed to help benefit shareholders?

A:

First, adoption of the new management contract would result in at least a 0.02% (2 bps) total expense reduction for each fund, which translates to an aggregate expense reduction of $49 million for shareholders, (the expense reduction will vary by fund and shareholders are encouraged to consult the proxy statement for details specific to their fund(s)), relative to the funds’ total expenses as of March 31, 2016.

In addition, the new contract would provide shareholders with more stable and predictable total expenses. A fund’s management fee will be based on a fee schedule in which the management fee paid by the fund declines as it approaches its target year and will then continue to decline for a period after the target year is reached. Under the new structure, most expenses of the underlying funds are eliminated, so investment decisions would not be expected to impact the overall expenses that Freedom Fund shareholders pay.

Q6:

Under the new contract, what is included in the management fee that is paid by shareholders?

A:

The new management fee structure would cover all operating expenses of the funds with the exception of taxes, fees and expenses of the Independent Trustees, brokerage fees, interest, 12b-1 fees, proxy and shareholder meeting expenses, and non-recurring and/or extraordinary expenses, such as litigation.

Q7:

Can you provide an example of the how the total annual operating expenses are expected to be impacted?

A:

For illustrative purposes, the tables below show the impact of the expense reduction for Fidelity Freedom 2025 and the different share classes for Fidelity Advisor Freedom 2025. The tables describe the fees and expenses that may be incurred when you buy and hold shares of each of the funds. Each table of annual operating expenses provided below compares the expenses paid by each of the funds and classes, as applicable, during the fiscal year ended March 31, 2016, to the expenses that would have been paid during the same period if the proposed new contract was in effect.

Fidelity Freedom 2025	Current Expenses (as of March 31, 2016)	Proposed Expenses
Management Fee	None	0.67%
Distribution and/or Service (12b-1) fees	None	None
Other expenses	0.00%	0.00%
Acquired fund fee and expenses	0.69%	0.00%
Total annual operating expenses	0.69%	0.67%

Fidelity Advisor Freedom 2025	Class A Current Expenses	Class A Proposed Expenses	Class T Current Expenses	Class T Proposed Expenses	Class C Current Expenses	Class C Proposed Expenses	Class I Current Expenses	Class I Proposed Expenses
Management Fee	None	0.67%	None	0.67%	None	0.67%	None	0.67%
Distribution and/or Service (12b-1) fees	0.25%	0.25%	0.50%	0.50%	1.00%	1.00%	None	None
Other expenses	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Acquired fund fee and expenses	0.69%	0.00%	0.69%	0.00%	0.69%	0.00%	0.69%	0.00%
Total annual operating expenses	0.94%	0.92%	1.19%	1.17%	1.69%	1.67%	0.69%	0.67%

Trustee Nominees

Q8:

It also appears that you’re recommending changes to the Trustees. What can you tell me?

A:

Correct. The Board of Trustees for the Fidelity Freedom Funds believes the election of the proposed Trustees is in the best interests of shareholders. There are 11 nominees, of which two are interested nominees.

The nominees include:

•

Abigail P. Johnson (interested)

•

Elizabeth S. Acton

•

John Engler

•

Albert R. Gamper, Jr.

•

Robert F. Gartland

•

Arthur E. Johnson

•

Michael E. Kenneally

•

James H. Keyes

•

Marie L. Knowles

•

Jennifer Toolin McAuliffe (interested)

•

Mark A. Murray

Q9:

What can you tell me about Mr. Murray?

A:

Mr. Murray also serves as Trustee or Member of the Advisory Board of other Fidelity funds. Mr. Murray is Vice Chairman (2013-present) of Meijer, Inc. (regional retail chain). Previously, Mr. Murray served as Co-Chief Executive Officer (2013-2016) and President (2006-2013) of Meijer, Inc. Mr. Murray serves as a member of the Board of Directors and Nuclear Review and Public Policy and Responsibility Committees of DTE Energy Company (diversified energy company, 2009-present) and a member of the Board of Directors and Audit Committee and Chairman of the Nominating and Corporate Governance Committee of Universal Forest Products, Inc. (manufacturer and distributor of wood and wood-alternative products, 2004-present). Mr. Murray also serves as a member of the Board of Directors of Spectrum Health (not-for-profit health system, 2015-present). Mr. Murray previously served as President of Grand Valley State University (2001-2006), Treasurer for the State of Michigan (1999-2001), and Vice President of Finance and Administration for Michigan State University (1998-1999). Mr. Murray is also a director or trustee of many community and professional organizations.

Q10:

What can you tell me about Ms. McAuliffe?

A:

Jennifer Toolin McAuliffe was the former Co-Head of Fixed Income for Fidelity Investments Ltd (FIL) in London, responsible for Research, Trading, and Operations. Before her appointment as Co-Head, Jenny served as Director of Research for the Credit and Quantitative Teams in London, Hong Kong and Tokyo (FIL) and Director of Research for both Taxable and Municipal Bonds at FMR Co. in Merrimack, NH. Prior to joining Fidelity, Jenny was a lawyer at Ropes & Gray in Boston. She began her career as an international banker at Chemical Bank in NY.

Jenny is a graduate of Dartmouth College, The Fletcher School of Law and Diplomacy and Columbia Law School. She is currently engaged in philanthropic activities working with a number of not-for-profits.

Investors Against Genocide Proposal

Q11:

I also noticed in your filing that Fidelity Freedom Index 2030 includes the Investors Against Genocide shareholder proposal. I thought this proposal happened several years ago.  What can you tell me?

A:

At shareholder meetings held in the past, numerous funds presented a shareholder proposal sponsored by Investors Against Genocide that requested that the Board adopt oversight procedures to screen out investments in companies that, in the Board’s judgment, substantially contribute to genocide or other crimes against humanity. The shareholders of Fidelity Freedom 2030 Index Fund will be receiving proxy statements related to electing a Board of Trustees and the shareholder proposal will be included in the upcoming proxy materials of the fund.

Q12:

Where does the Board of Trustees stand on the proposal?

A:

The Board of Trustees recommends that shareholders vote “AGAINST” the proposal.

Q13:

Why does the Board take that position?

A:

The Board states the rationale behind its position in the proxy materials, which is as follows:

Fidelity, as investment adviser to the Funds, seeks to achieve the best investment results for each fund consistent with the stated investment policies of the relevant fund. In doing so, Fidelity is obligated to limit such fund’s investments to holdings that are lawful under the laws of the United States. The Fidelity Funds’ Board of Trustees has procedures in place to review Fidelity's performance as investment adviser to the funds, including each fund’s compliance with all applicable laws.

United States law prohibits investments in companies owned or controlled by the government of Sudan. FMR is committed to complying fully with these investment sanctions and any additional investment sanctions that the United States government might enact with respect to companies doing business in Sudan or any other country.

The Fidelity Funds Board of Trustees recognizes and respects that investors, including those investing in the funds, have other investment opportunities open to them should they wish to avoid investments in certain companies or countries. Shareholders of the funds, however, choose to invest based on the specific stated investment policies of the relevant fund.  If adopted, this proposal would limit investments by the funds that would be lawful under the laws of the United States. For this reason, the Board of Trustees recommends that shareholders vote “AGAINST” this proposal.

###

Before investing, consider the fund’s investment objectives, risks, charges, and expenses. Contact your investment professional or visit fidelity.com, advisor.fidelity.com, or 401k.com for a prospectus, or a summary prospectus if available, containing this information.
Read it carefully.

The investment risks of each Fidelity Freedom Fund change over time as its asset allocation changes. They are subject to the volatility of the financial markets, including equity and fixed income investments in the U.S. and abroad and may be subject to risks associated with investing in high yield, small cap and, commodity-related, foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates.

Investing in stock involves risks, including the loss of principal.

Fidelity Brokerage Services LLC, Member NYSE, SIPC,

900 Salem Street, Smithfield, RI 02917

Fidelity Investments Institutional Services Company, Inc.,

500 Salem Street, Smithfield, RI 02917

National Financial Services LLC, Member NYSE, SIPC,

200 Seaport Boulevard, Boston, MA 02110

768656.2.0

© 2016 FMR LLC. All rights reserved.

Subject: Upcoming Proxy Vote to Reduce Freedom Fund Expenses

<GREETING>

Beginning on Monday, August 29, 2016, proxy materials will be sent to shareholders asking them to vote on a new pricing structure for the Fidelity Freedom Funds (including Fidelity Advisor Freedom Funds, Fidelity Freedom Funds, and Fidelity Freedom K Funds) in an effort to achieve more stable and predictable expenses, and to reduce overall expenses. Fidelity has engaged the funds' proxy solicitor, D.F. King & Co., to secure votes via phone. All votes are critical, no matter how large or small the holdings are.

Current Pricing Structure Leads to Fluctuating Fund Expenses

The Freedom Funds invest in other mutual funds managed by Fidelity. Freedom Fund shareholders are not charged a management fee for their Freedom Fund investments. Instead, they pay fees indirectly through their funds' holdings in the various underlying funds that are managed by Fidelity.

The current Freedom Funds structure leads to fluctuations in fund expenses because the fees shareholders pay indirectly vary depending on the funds' investments in underlying funds.

New Pricing Structure Will Lead to More Stable and Predictable Total Expenses, and Reduce Overall Expenses

Fidelity is proposing a new pricing structure that will reduce the overall expenses that Freedom Fund shareholders pay and provide for less fluctuation in fund expenses. Under the new structure, each Freedom Fund will charge shareholders for all of its operating expenses directly, and most expenses that are currently charged by the underlying funds will be eliminated.

If shareholders of each Freedom Fund approve the new pricing structure, overall expenses for each Freedom Fund will decrease by at least 0.02% per year compared to the Freedom Funds' total annual operating expenses as of March 31, 2016. This reflects an estimated $49 million aggregate expense reduction for Freedom Fund shareholders relative to expenses on that date. If approved, the new pricing structure would also lead to more stable and predictable total expenses than shareholders experience today. Because most expenses of the underlying funds are eliminated, investment decisions would generally not affect the overall expenses that Freedom Fund shareholders pay.

Approval of New Advisory Contracts is Necessary for the New Pricing Structure

To implement the new pricing structure, Fidelity has proposed that Freedom Fund shareholders adopt amended and restated management contracts. The Board of Trustees of the Freedom Funds – including the independent Trustees – recommends that shareholders of each Freedom Fund approve their fund's amended and restated contract.

For more information, refer to the attached proxy materials and a questions and answers document. If you have any questions, feel free to contact me directly.

Sincerely,

<AUTO SIGNATURE>

Not FDIC insured. May lose value. No bank guarantee.

Not NCUA or NCUSIF insured. May lose value. No credit union guarantee.

For investment professional and institutional investor use only.

Third-party trademarks and service marks are the property of their respective owners. All other trademarks and service marks are the property of FMR LLC or an affiliated company.

FIDELITY INVESTMENTS INSTITUTIONAL SERVICES COMPANY, INC., 500 SALEM STREET, SMITHFIELD, RI 02917

FIDELITY BROKERAGE SERVICES LLC, MEMBER NYSE, SIPC, 900 SALEM STREET, SMITHFIELD, RI 02917

771448.1.0 | FIAM-BD

1.9878811.100

0816

Participant Solicitation for Fidelity Freedom Funds Proxy

Fidelity Freedom Funds are currently soliciting proxies from shareholders, including your plan participants, to consider a change to the Funds' current expense structure.

About the vote

The proposed expense structure is designed to reduce overall expenses for Fidelity Freedom Fund shareholders and reduce any fluctuation in the Funds' expenses. Under the proposed expense structure, shareholders of the Fidelity Freedom Funds will continue to incur the Funds' operating expenses directly, while most underlying fund operating expenses will be waived.

If your participants have voting rights, D.F. King may call them directly

At this time, Fidelity has engaged D.F. King as the funds' proxy solicitor to obtain participant votes via phone. D.F. King will reach out to plan participants who were shareholders of record on August 29, 2016, to help secure their votes.  There are a total of 39 Freedom Funds which invest in underlying Fidelity mutual funds that provide exposure to multiple asset classes. Shareholders of the Fidelity Freedom Funds will be asked to vote on each fund class.

Your plan participants may submit their proxies by phone by calling:

•

Retail class: 1-800-544-8544 or

•

Advisor or institutional class: 1-877-208-0098

Your plan participants' votes are critical, no matter how large or small the holdings may be. It is important that plan participants submit their proxies prior to the meeting on October 28, 2016. Please encourage your plan participants to submit their proxies promptly.

For your convenience, download a ready-to-use employee message. For additional information about the proposal, see the Q&A and the detailed proxy materials.

If you as a sponsor vote on behalf of participants, you may receive a call

In the event that one or more of your plans does not pass through voting rights to the underlying participants (most frequently in the case of a non-qualified plan), participants in those plans will not be called as they do not have the right to their shares.  If you as plan sponsor have the right to vote shares in one of these plans, D.F. King or your Fidelity relationship manager may reach out to you to request that you vote these shares.

If you have any questions, please contact your Fidelity representative.

Please do not reply to this email. This mailbox is not managed. If you need assistance, please contact your Fidelity Representative.

The information in this email and subsequent attachments may contain confidential information that is intended solely for the attention and use of the named addressee(s). This message or any part thereof must not be disclosed, copied, distributed, or retained by any person without authorization from Fidelity Investments.

For plan sponsor and investment professional use only.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

© 2016 FMR LLC. All rights reserved

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